Exhibit 99.1

United States Heating Oil Fund, LP
Monthly Account Statement
For the Month Ended November 30, 2008

Statement of Income (Loss)

Income
Realized Trading Gain (Loss)	$(1,111,904)
Unrealized Gain (Loss) on Market Value of Futures	20,979
Interest Income	3,308
ETF Transaction Fees	1,000
Total Income (Loss)	$(1,086,617)

Expenses
K-1 Tax Expense	$26,480
Audit Fees	8,458
Investment Advisory Fee	2,653
Brokerage Commissions	869
NYMEX License Fee	141
Non-interested Directors' Fees and Expenses	73
Total Expenses	38,674
K-1 Tax Expense Waiver	(25,874)
Audit Fees Waiver	(8,155)
Net Expenses	$4,645
Net Gain (Loss)	$(1,091,262)

Statement of Changes in Net Asset Value

Net Asset Value Beginning of Period 11/1/08	$6,540,050
Withdrawals (100,000 Units)	(2,779,619)
Net Gain (Loss)	(1,091,262)

Net Asset Value End of Period	$2,669,169
Net Asset Value Per Unit (100,000 Units)	$26.69

To the Limited Partners of the United States Heating Oil Fund, LP:

Pursuant to Rule 4.22(h) under the Commodity Exchange Act, the undersigned represents that, to the best of his knowledge and belief, the information contained in the Account Statement for the month ended November 30, 2008 is accurate and complete.

/s/ Howard Mah

Howard Mah
Chief Financial Officer
United States Commodity Funds LLC, General Partner of the United States Heating Oil Fund, LP

United States Commodity Funds LLC
1320 Harbor Bay Parkway
Suite 145
Alameda, CA 94502